UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2022

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 430-4680

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 15, 2022, the Board of Directors (the “Board”) of Xilio Therapeutics, Inc. (the “Company”) promoted Martin Huber, M.D., 62, to President of the Company. Dr. Huber has served as President of R&D since August 2021 and will continue to serve as the Company’s head of research and development. Prior to his promotion, Dr. Huber also served as the Company’s Chief Medical Officer from April 2020 to June 2022. Before joining the Company, Dr. Huber served as Senior Vice President and Chief Medical Officer of Tesaro, Inc. from August 2015 to January 2019, before its acquisition by GlaxoSmithKline plc, and as Senior Vice President of Clinical Development at GlaxoSmithKline after the acquisition, from January 2019 to April 2020. Prior to that, he was Vice President, Oncology Clinical Research at Merck, where he was instrumental in the advancement of Merck’s oncology programs, serving as program lead for pembrolizumab in non-small cell lung cancer. Prior to Merck, Dr. Huber served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche, and Rhone-Poulenc Rorer from 1994 to 2015. Dr. Huber serves as a member of the board of directors of Mersana Therapeutics, Inc. and Syndax Pharmaceuticals, Inc. Dr. Huber received a B.S. in Biology from Texas Lutheran College and an M.D. from the Baylor College of Medicine. He completed his medical oncology training at U.T. M.D. Anderson Cancer Center.

In connection with Dr. Huber’s promotion, on June 15, 2022, the Company and Dr. Huber entered into an amended and restated employment agreement, pursuant to which Dr. Huber will receive an annual base salary of $500,000 and his target annual incentive compensation will be 50% of his annualized base salary. In addition, Dr. Huber was granted an option to purchase 20,000 shares of the Company’s common stock, which options shall vest and become exercisable over four years in equal monthly installments beginning on the one-month anniversary of the grant date, subject to Dr. Huber’s continued service through each applicable vesting date.

The foregoing description of the amended and restated employment agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)

Effective June 15, 2022, the Board, on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Robert Ross, M.D. to the Board as a Class II director of the Company, to serve in such capacity until the Company’s 2023 annual meeting of stockholders or until his earlier resignation, death or removal. In connection with his election to the Board, Dr. Ross was appointed to the Compensation Committee of the Board.

In connection with his election to the Board, Dr. Ross will enter into the Company’s standard indemnification agreement in the form previously approved by the Board, a copy of which is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Dr. Ross will receive compensation for his service as a director and a member of the Compensation Committee in accordance with the Company’s standard arrangements for non-employee directors, which are described on page 26 of the Company’s proxy statement for its 2022 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 26, 2022.

(e)

The information contained in Item 5.02(c) of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated June 15, 2022, by and between the Registrant and Martin Huber, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: June 16, 2022	By:	/s/ René Russo
René Russo
Chief Executive Officer